Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 24, 2009, in this Registration Statement on Post Effective Amendment No. 1 to Form S-1/A of Black Hawk Exploration, Inc., for the registration of shares of its common stock.  We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

LBB & Associates Ltd., LLP

Houston, Texas
June 28, 2010

2500 WILCREST DRIVE, SUITE 150	●	HOUSTON, TEXAS 77042	●	TEL: (713) 877-9944	●	FAX: (713) 456-2408